                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549


                                    FORM 8-K

                                 CURRENT REPORT


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



    Date of Report (Date of earliest event reported)    September 30, 1996
                                                     ------------------------


                        PERSONNEL GROUP OF AMERICA, INC.
             ------------------------------------------------------
             (Exact Name of Registrant as Specified in its Charter)




          Delaware                       001-13956                56-1930691
----------------------------     ------------------------    -------------------
(State or Other Jurisdiction     (Commission File Number)     (I.R.S. Employer
     of Incorporation)                                       Identification No.)


                         6302 Fairview Road, Suite 201
                        Charlotte, North Carolina 28210
                  --------------------------------------------
                    (Address of Principal Executive Offices)
                                   (Zip Code)


                                 (704) 442-5100
          --------------------------------------------------------
            (Registrant's Telephone Number, Including Area Code)


                                 Not Applicable
           ---------------------------------------------------------
             (Former name or address, if changed from last report)

Item 2.          Acquisition or Disposition of Assets.

         On September 30, 1996, Personnel Group of America, Inc. (the "Company") acquired substantially all the assets of Business Enterprise Systems and Technology, Inc., doing business as BEST Consulting ("BEST"), an information technology consulting firm, pursuant to the terms of an Asset Purchase Agreement, dated as of September 20, 1996, (the "Agreement"), between the Company, BEST and the shareholders of BEST named in the Agreement, a copy of which is filed as an Exhibit to this Current Report. Aggregate consideration for the acquisition consists of the following: $86,800,000, of which a total of $75,850,000 was paid in cash on or before closing, and $10,950,000 of which was represented by a promissory note delivered by the Company at closing. The purchase price is subject to adjustment based upon the amount of tangible net worth of BEST reflected on a closing balance sheet to be prepared by the Company within 60 days after the closing date. BEST is also entitled, in accordance with the terms of the Agreement, to receive certain contingent earnout payments based upon the aggregate net earnings before interest, taxes, and amortization of intangibles (including goodwill) of the acquired business for the four fiscal years ending December 31, 1996 through December 31, 1999.
Of the aggregate consideration already paid, approximately $66.0 million was funded from borrowings under the Company's revolving credit facility with NationsBank, N.A., and the balance was funded from the Company's available cash. It is intended that any contingent earnout payments will be funded from the operations of the acquired business. The total consideration payable in the acquisition was determined through arm's length negotiations between the representatives of the Company and BEST and its shareholders.

         The acquired assets will continue to be used in the acquired business to provide information technology services.

         The description of the terms of the acquisition set forth above is qualified in all respects by reference to the Agreement, a copy of which is filed herewith as an Exhibit to this Current Report.


Item 7.          Financial Statements and Exhibits.

         (a)     Financial Statements

                 Filed herewith are the historical financial statements listed below, as required by Item 7 of Form 8-K in connection with the Company's acquisition of BEST:

         (1)     Financial Statements of BEST

                 Reports of Independent Public Accountants

                 Balance Sheets as of December 31, 1994 and 1995 and June 30,
                          1996 (unaudited)

                 Statements of Operations for the Years ended December 31, 1993,
                                  1994 and 1995 and the Six Months ended June
                                  30, 1995 and 1996 (unaudited)

                 Statements of Shareholders' Equity for the Years ended December
                                  31, 1993, 1994, 1995 and for the Six Months ended June 30, 1996 (unaudited)

                 Statements of Cash Flows for the Years ended December 31, 1993,
                                  1994, 1995 and for the Six Months ended June
                                  30, 1995 and 1996 (unaudited)

                 Notes to Financial Statements

         (2)     Financial Statements of Prodata, Inc.

                 Report of Independent Public Accountants

                 Balance Sheet as of March 31, 1995

                 Statements of Operations for the Twelve Months ended March 31,
                                  1994 and 1995 and the Four Months ended July
                                  31, 1995

                 Statements of Stockholders' Equity for the Twelve Months ended
                                  March 31, 1994, 1995, and for the Four Months ended July 31, 1995

                 Statements of Cash Flows for the Twelve Months ended March 31,
                                  1994 and 1995 and the Four Months ended July
                                  31, 1995

                 Notes to Financial Statements


         The pro forma information required to be filed by Item 7 of Form 8-K in connection with the acquisition of BEST is not currently available. The Company anticipates that such pro forma financial information will be filed on or before December 13, 1996.

         (b)     Exhibits

                 Exhibit 2  --    Asset Purchase Agreement between the Company,
                                  BEST and the individuals named therein, dated as of September 20, 1996

                 Exhibit 23 --    Consent of Arthur Andersen LLP


         The Company agrees to furnish supplementally to the Commission upon request any Schedule or Exhibit to Exhibit 2 omitted from the copy attached hereto.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  October 14, 1996

                                      PERSONNEL GROUP OF AMERICA, INC.


                                      By:  /s/ MICHAEL P. BERNARD
                                           -----------------------------------
                                           Chief Financial Officer and Treasurer

                   INDEX TO FINANCIAL STATEMENTS AND EXHIBITS

Documents filed under Item 7
----------------------------
(b)  Exhibit 2 --    Asset Purchase Agreement between the
                     Company, BEST and the individuals
                     named therein, dated as of September 20, 1996

     Exhibit 23 --   Consent of Arthur Andersen LLP

                            BUSINESS ENTERPRISE SYSTEMS
                              & TECHNOLOGY, INC.

                            DBA BEST CONSULTING
                            FINANCIAL STATEMENTS
                            DECEMBER 31, 1995, 1994 AND 1993
                            TOGETHER WITH REPORT OF INDEPENDENT
                              PUBLIC ACCOUNTANTS

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS




To Personnel Group of America, Inc.:

We have audited the accompanying balance sheets of Business Enterprise Systems & Technology, Inc., dba BEST Consulting (a Washington corporation), as of December 31, 1995 and 1994, and the related statements of operations, shareholders' equity and cash flows for each of the three years in the period ended December 31, 1995. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of BEST Consulting as of December 31, 1995 and 1994, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 1995, in conformity with generally accepted accounting principles.



                                             /s/  ARTHUR ANDERSEN LLP


Seattle, Washington,
  September 9, 1996.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS



To Personnel Group of America, Inc.:

We have reviewed the accompanying balance sheet of Business Enterprise Systems & Technology, Inc., dba BEST Consulting (a Washington corporation) as of June 30, 1996 and the related statements of income and cash flows for the six-month periods ended June 30, 1995 and 1996. These financial statements are the responsibility of the company's management.

We conducted our review in accordance with standards established by the American Institute of Certified Public Accountants. A review of interim financial information consists principally of applying analytical procedures to financial data and making inquiries of persons responsible for financial and accounting matters. It is substantially less in scope than an audit conducted in accordance with generally accepted auditing standards, the objective of which is the expression of an opinion regarding the financial statements taken as a whole. Accordingly, we do not express such an opinion.

Based on our review, we are not aware of any material modifications that should be made to the financial statements referred to above for them to be in conformity with generally accepted accounting principles.


                                             /s/  ARTHUR ANDERSEN LLP

Seattle, Washington,
  September 9, 1996.

                                BEST CONSULTING


                            STATEMENTS OF OPERATIONS




                                                     Year Ended                         Six Months Ended
                                                    December 31,                            June 30,
                                       ---------------------------------------     -------------------------
                                         1993           1994           1995           1995           1996
                                     -------------  -------------  -------------  -------------  -------------
                                                                                   (unaudited)    (unaudited)
REVENUES                              $12,064,115     $19,798,890   $41,475,983    $14,121,073    $30,690,306

OPERATING EXPENSES:
  Direct cost of services               7,218,598      12,058,232    27,623,760      9,050,851     20,135,215
  Selling, general and administrative   2,155,514       4,381,280     8,627,494      2,667,098      6,669,832
  Depreciation and amortization            72,317         158,439       769,712        289,683        742,554
  Stock option compensation                     -               -     5,333,000              -      1,712,000
                                      -----------     -----------   -----------    -----------    -----------
          Total operating expenses      9,446,429      16,597,951    42,353,966     12,007,632     29,259,601

  Interest income                          12,584          31,820        67,732         40,096         25,378
  Interest expense                            (54)              -      (383,958)       (25,358)      (431,164)
                                      -----------     -----------   -----------    -----------    -----------
          Net income (loss)           $ 2,630,216     $ 3,232,759   $(1,194,209)   $ 2,128,179    $ 1,024,919
                                      ===========     ===========   ===========    ===========    ===========

   The accompanying notes are an integral part of these financial statements.

                                BEST CONSULTING


  BALANCE SHEETS -- DECEMBER 31, 1994 AND 1995, AND JUNE 30, 1996 (UNAUDITED)



                                     ASSETS


                                        December 31,  December 31,    June 30,
                                            1994          1995          1996
                                        ------------  ------------  ------------
                                                                    (unaudited)
CURRENT ASSETS:
  Cash                                   $1,230,037   $   431,513   $   849,771
  Marketable securities                     250,345             -             -
  Accounts receivable, net of
    allowance of $0, $225,000 and
    $160,212, respectively                2,801,350     8,897,994     8,516,071
  Other receivables                          84,003       236,850       254,400
  Other current assets                      262,043       831,694       882,484
                                         ----------   -----------   -----------
         Total current assets             4,627,778    10,398,051    10,502,726

PROPERTY AND EQUIPMENT:
  Computer equipment                        416,540     1,001,235     1,222,506
  Furniture and fixtures                     58,961       152,812       197,423
  Office equipment                                -       145,856       172,307
  Purchased software                         95,821       250,030       410,570
                                         ----------   -----------   -----------
                                            571,322     1,549,933     2,002,806
  Less- accumulated depreciation           (266,756)     (594,331)     (887,631)
                                         ----------   -----------   -----------
         Property and equipment, net        304,566       955,602     1,115,175
                                         ----------   -----------   -----------

INTANGIBLE ASSETS:
  Noncompete agreements, net              1,087,648     2,651,256     2,363,285
  Goodwill, net                                   -     7,634,955     7,538,517
  Other assets, net                          11,688       188,402       156,181
                                         ----------   -----------   -----------

         Total assets                    $6,031,680   $21,828,266   $21,675,884
                                         ==========   ===========   ===========

                      LIABILITIES AND SHAREHOLDERS' EQUITY


                                         December 31,  December 31,   June 30,
                                             1994          1995         1996
                                         ------------  ------------  -----------
                                                                     (unaudited)
CURRENT LIABILITIES:
  Accounts payable and accrued
    liabilities other than payroll         $  359,901   $   932,911  $   962,724
  Accrued payroll                             445,704     3,514,581    3,462,864
  Deferred revenue                             58,500       104,038      180,419
  Line of credit                                    -     2,789,271      712,329
  Current portion of long-term debt           166,052     1,621,966    1,725,583
  Accrued tax offset bonus                          -     2,133,000    2,818,000
                                           ----------   -----------  -----------
         Total current liabilities          1,030,157    11,095,767    9,861,919


LONG-TERM LIABILITIES:
  Long-term debt, net of current portion    1,295,792     5,303,139    4,332,686
                                           ----------   -----------  -----------
         Total liabilities                  2,325,949    16,398,906   14,194,605
                                           ----------   -----------  -----------

SHAREHOLDERS' EQUITY:
  Common stock, 20,000,000 shares;
    authorized, 4,457,925, 4,960,425 and
    4,960,425 shares issued and
    outstanding, respectively                 162,209     3,962,809    4,989,809
  Retained earnings                         3,543,522     1,466,551    2,491,470
                                           ----------   -----------  -----------
         Total shareholders' equity         3,705,731     5,429,360    7,481,279
                                           ----------   -----------  -----------
         Total liabilities and
           shareholders' equity            $6,031,680   $21,828,266  $21,675,884
                                           ==========   ===========  ===========

      The accompanying notes are an integral part of these balance sheets.

                                BEST CONSULTING

                            STATEMENTS OF CASH FLOWS


                                                                       Year ended                         Six months ended
                                                                      December 31,                            June 30,
                                                     ----------------------------------------------  -------------------------
                                                          1993            1994            1995           1995          1996
                                                     --------------  --------------  --------------  ------------  -----------
                                                                                                     (unaudited)   (unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income (loss)                                    $ 2,630,216     $ 3,232,759     $(1,194,209)  $ 2,128,179   $ 1,024,919
  Adjustments to reconcile net income (loss) to net
    cash provided by operating activities-
      Depreciation and amortization                         72,317         158,439         769,712       289,683       742,554
      Loss on sale of assets                                     -               -          52,008             -             -
      Stock option compensation expense                          -               -       5,333,000             -     1,712,000
      Changes in operating accounts:
        Accounts receivable, net                        (1,607,686)       (710,351)     (2,527,270)   (1,017,245)      364,373
        Other current assets                              (428,364)        166,321        (570,376)     (673,458)      (42,883)
        Accounts payable and accrued expenses               66,200         200,332          34,712       178,624      (107,687)
        Accrued payroll                                    136,415         175,715         185,142       399,094       925,945
        Deferred revenue                                         -          58,500        (125,374)      (58,500)       76,381
        Other current liabilities                                -               -         801,216             -      (840,163)
                                                       -----------     -----------     -----------   -----------   -----------
        Net cash provided by operating activities          869,098       3,281,715       2,758,561     1,246,377     3,855,439
                                                       -----------     -----------     -----------   -----------   -----------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchases of equipment                                  (276,481)       (176,911)       (532,576)     (379,222)     (498,909)
  Loan (from) to employees, net                            (76,136)        (16,574)         91,359        (1,786)            -
  Purchase of Prodata, net of cash
  acquired of $2,445                                             -               -        (813,955)            -             -
  Payment of loan fees                                           -               -        (130,000)            -             -
  Proceeds from the sale of equipment                            -               -               -             -         5,505
  Proceeds from the sale of investments                          -               -         249,059           345             -
  Purchases of investments                                       -        (250,345)              -             -             -
  Payments on noncompete agreements                              -               -        (527,512)      (41,655)     (277,496)
                                                       -----------     -----------     -----------   -----------   -----------
        Net cash used in investing activities             (352,617)       (443,830)     (1,663,625)     (422,318)     (770,900)
                                                       -----------     -----------     -----------   -----------   -----------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Net payments on line of credit                                 -               -        (785,729)            -    (2,076,942)
  Proceeds from sale of stock                               44,637          72,319               -             -             -
  Cash paid for the repurchase of stock                          -        (771,000)              -             -             -
  Payments on long-term debt                                     -               -        (224,969)       (7,730)     (589,339)
  Distributions to shareholders                           (739,002)     (1,343,976)       (882,762)     (882,762)            -
                                                       -----------     -----------     -----------   -----------   -----------
         Net cash used in financing activities            (694,365)     (2,042,657)     (1,893,460)     (890,492)   (2,666,281)
                                                       -----------     -----------     -----------   -----------   -----------
         Net increase (decrease) in cash                  (177,884)        795,228        (798,524)      (66,433)      418,258

CASH AT BEGINNING OF PERIOD                                612,693         434,809       1,230,037     1,230,037       431,513
                                                       -----------     -----------     -----------   -----------   -----------
CASH AT END OF PERIOD                                  $   434,809     $ 1,230,037     $   431,513   $ 1,163,604   $   849,771
                                                       ===========     ===========     ===========   ===========   ===========

CASH PAID FOR INTEREST                                 $        54     $         -     $   268,336   $    25,358   $   406,548

   The accompanying notes are an integral part of these financial statements.

                                BEST CONSULTING


                       STATEMENTS OF SHAREHOLDERS' EQUITY




                                           Common       Retained
                              Shares        Stock       Earnings       Total
                            -----------  -----------  ------------  -----------
BALANCE, December 31, 1992   6,177,225   $   81,000   $   838,778   $   919,778

  1993 net income                    -            -     2,630,216     2,630,216
  Distributions to
    shareholders                     -            -      (739,002)     (739,002)
  Sale of stock                212,100       44,637             -        44,637
                            ----------   ----------   -----------   -----------
BALANCE, December 31, 1993   6,389,325      125,637     2,729,992     2,855,629

  1994 net income                    -            -     3,232,759     3,232,759
  Repurchase of stock       (2,065,875)     (35,747)   (1,075,253)   (1,111,000)
  Distributions to
    shareholders                     -            -    (1,343,976)   (1,343,976)
  Sale of stock                134,475       72,319             -        72,319
                            ----------   ----------   -----------   ------------
BALANCE, December 31, 1994   4,457,925      162,209     3,543,522     3,705,731

  1995 net loss                      -            -    (1,194,209)   (1,194,209)
  Issuance of stock            502,500      600,600             -       600,600
  Distributions to
    shareholders                     -            -      (882,762)     (882,762)
  Stock option compensation          -    3,200,000             -     3,200,000
                            ----------   ----------   -----------   -----------
BALANCE, December 31, 1995   4,960,425    3,962,809     1,466,551     5,429,360

  1996 net income                    -            -     1,024,919     1,024,919
  Stock option compensation          -    1,027,000             -     1,027,000
                            ----------   ----------   -----------   -----------
BALANCE, June 30, 1996       4,960,425   $4,989,809   $ 2,491,470   $ 7,481,279
                            ==========   ==========   ===========   ===========

   The accompanying notes are an integral part of these financial statements.

                 BUSINESS ENTERPRISE SYSTEMS & TECHNOLOGY, INC.

                              DBA BEST CONSULTING


                         NOTES TO FINANCIAL STATEMENTS

                               DECEMBER 31, 1995




1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

PRINCIPAL BUSINESS

Business Enterprise Systems & Technology, Inc. (a Washington corporation, hereinafter referred to as BEST or the Company) is an information systems consulting firm, providing systems integration, development and implementation of new application systems, and flexible staffing to support both mainframe and mid-range based "legacy" and client/server systems.

Founded in 1990, BEST is headquartered in Kirkland, Washington, and has offices in Arizona, California, Idaho, Minnesota, Nevada, Oregon and Utah.

INTERIM FINANCIAL STATEMENTS

In the opinion of management, the accompanying unaudited balance sheet as of June 30, 1996, and the unaudited statements of operations and cash flows for the six-month periods ended June 30, 1996 and 1995, contain all adjustments (consisting only of normal recurring adjustments) necessary to present fairly the financial position of the Company as of June 30, 1996, and the results of its operations and its cash flows for the six-month periods ended June 30, 1996 and 1995. The interim financial information is not necessarily indicative of the results that will occur for a full year and is not intended to be a projection of future results or trends.

REVENUE AND COST RECOGNITION

Revenues from "time and material" contracts are recognized when the services are performed. These represent the substantial majority of the Company's revenues.

Revenues from fixed-price contracts are recognized using the percentage-of-completion method. Contract costs include direct labor, combined with allocations of operational overhead, and other direct costs. Changes in job performance, job conditions and estimated profitability may result in revisions to the total estimated costs of the contract. The impact of such changes in estimated costs are recognized in the period in which revisions are determined.

Services performed which have been authorized, but not yet billable, are classified as unbilled services and are included in accounts receivable. Cash received in excess of revenue recognized under the percentage of completion method is reported as deferred revenue.

DEPRECIATION

Depreciation of computer equipment, furniture and fixtures and software is computed using the straight-line method based upon estimated useful lives of two to five years. The Company capitalizes expenditures that materially increase the asset lives and charges ordinary maintenance and repairs to operations as incurred. When assets are sold or otherwise disposed of, the cost and related accumulated depreciation are removed from the accounts and any resulting gain or loss is reflected in income.

AMORTIZATION

Amortization of intangible assets is computed using the straight-line method over periods defined as follows:


Intangible                      Amortization Period
----------                 ------------------------------
Noncompetition Agreements  Life of agreement (4-10 years)
Goodwill                   40 years
Loan Fees                  Life of loan (1.75 to 4 years)

Accumulated amortization on these intangible assets was $870,358, $461,635 and $34,196 at June 30, 1996, December 31, 1995 and 1994, respectively.

The Company annually evaluates the impairment of its intangibles on the basis of whether they are fully recoverable from projected, undiscounted, net cash flows of the related business unit. Impairment would be recognized in operating results if a permanent diminution in value were to occur.

ADVERTISING

Costs incurred for producing and communicating advertising are expensed when incurred.

CASH AND CASH EQUIVALENTS

For purposes of the statements of cash flows, the Company considers all highly liquid debt instruments purchased with a remaining maturity of three months or less to be cash equivalents.

INCOME TAXES

The Company, with the consent of its shareholders, has elected to have its income taxed under Section 1362 of the Internal Revenue Code, which provides that, in lieu of corporation income taxes, the shareholders are taxed on the proportionate share of the Company's cash-basis taxable income. Therefore, no provision or liability for federal or state income taxes is included in these financial statements.

OTHER CURRENT ASSETS

Other current assets consist primarily of the cash surrender value of life insurance policies carried on the lives of its officer-shareholders.

NEW ACCOUNTING STANDARDS

During 1995, the Financial Accounting Standards Board issued SFAS No. 123 "Accounting for Stock Based Compensation." The Company plans to continue to measure compensation cost of employee stock options plans using the intrinsic value method prescribed by APB Opinion No. 25, and, starting in 1996, to make pro forma disclosures of net income and earnings per share as if the fair value method prescribed by SFAS No. 123 had been applied.

USE OF ESTIMATES

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results may differ from those estimates.

2.  BUSINESS COMBINATION:

Effective August 1, 1995, BEST acquired the outstanding stock of Prodata, Inc. (hereinafter referred to as Prodata), an Idaho corporation providing information systems consulting through offices in Arizona, California, Idaho, Nevada and Utah. The transaction has been accounted for utilizing the purchase method of accounting; thus, the financial statements include the results of operations of Prodata for all periods subsequent to July 31, 1995.

The details of the acquisition are as follows:


       Assets acquired, net of cash:
         Accounts receivable                                 $ 3,806,224
         Other current assets                                     74,540
         Property, plant and equipment                           511,455
                                                             -----------
                                                               4,392,219
       Liabilities assumed:
         Accounts payable and accrued expenses                  (538,298)
         Accrued payroll                                      (1,847,263)
         Deferred revenue                                       (170,912)
         Line-of-credit                                         (225,000)
         Other current liabilities                              (235,256)
                                                             -----------
                                                              (3,016,729)
       Goodwill                                                7,715,345
                                                             -----------
                Net assets purchased                         $ 9,090,835
                                                             ===========
       Cash paid                                             $   813,955
       Debt obligations incurred                               7,676,280
       6,700 shares of common stock issued                       600,600
                                                             -----------
                Total purchase price                         $ 9,090,835
                                                             ===========

Simultaneous with the acquisition, BEST entered into a management and consulting contract with the sellers to act as consultants with respect to all phases of the operation of Prodata for a period of six months, expiring January 31, 1996. In addition, BEST entered into four year noncompetition contracts with certain of the sellers totaling $1,889,462.

SUPPLEMENTAL PRO FORMA DISCLOSURE

The following is a pro forma presentation of the results of operations as if BEST had acquired Prodata, Inc. as of the beginning of each of the periods shown:


                                          1995         1994
                                      -----------   -----------
       Revenues                       $56,920,444   $41,816,559

       Income (loss) from operations   (1,064,714)    3,076,353

       Net income (loss)               (1,682,432)    2,199,338

These pro forma results consider the effects of amortization of goodwill, noncompete agreements and loan fees and the interest expense on additional debt incurred in the purchase and on the noncompete agreements.

3.  SIGNIFICANT CUSTOMERS:

One customer accounted for approximately 23%, 46% and 51% of the Company's sales for the years ended December 31, 1995, 1994 and 1993, respectively. Another customer accounted for approximately 12% and 14% of the Company's sales for the years ended December 31, 1995 and 1994, respectively.

4.  NOTE RECEIVABLE - STOCKHOLDER:

The Company has a note receivable from one of its stockholders. The note is due in annual installments of $62,685, including interest at 8.53%, payable through February 1, 1998, and is included in other receivables.

Management estimates that the carrying value of the note receivable, based on terms at which the same loan would be made currently, approximates the fair value.

5.  LINE OF CREDIT:

BEST maintains a revolving line of credit with a maximum borrowing limit of $5,000,000, bearing interest at prime plus 2.0%, due and payable April 30, 1997. The facility is collateralized by assets of the Company and at no time is the outstanding balance of the principal and interest to exceed an amount equal to 80% of the trade accounts receivable.

6.  LONG-TERM DEBT:

At December 31, 1995, long-term debt consisted of the following:

Note payable to the bank, due in monthly installments of

  $102,900, including interest at the prime rate plus 2% (adjusted annually), due October 1, 1999. The terms of the financing agreement allow for accelerated annual principal payments pursuant to an agreed-upon formula but not to exceed $2,000,000 per annum. Concurrently, the Company is required to pay an annual loan fee based on an agreed-upon formula. The terms of the financing agreement contain, among other provisions, requirements for maintaining defined levels of working capital, net worth, capital expenditures and various financial ratios, including debt to equity, as well as place certain restrictions on dividend payments and the repurchase of company common stock. $ 3,791,084

Note payable - individual, pursuant to an employment agreement, noninterest bearing, discounted at 6%, payable in three annual
  installments of $118,611, due January 31, 1998.                       326,280

Note payable - individual, pursuant to a stock repurchase
  agreement, payable in quarterly installments of $16,544 plus
  interest at 15%, due October 30, 2004.                                323,947

Note payable - individual, pursuant to a noncompete agreement, payable in quarterly installments of $37,500, due October 5, 2004
  (discounted at 6%).                                                 1,037,276

Note payable - individual, pursuant to a noncompete agreement, payable in three annual installments of $350,000 due August 1,
  1998 (discounted at 6%).                                              935,554

Note payable - individual, pursuant to a non-compete agreement, payable in annual installments of $250,000 due April 1, 1996,
  $200,000 due April 1, 1997, and $100,000 due April 1, 1998
  (discounted at 6%).                                                   510,964
                                                                    -----------
                                                                      6,925,105

Less-  current portion                                               (1,621,966)
                                                                    -----------
  Total long-term debt                                              $ 5,303,139
                                                                    ===========

The future maturities of long-term debt obligations are as follows:


            Year ending
            December 31,
            ------------
               1996                      $1,621,966
               1997                       1,693,965
               1998                       1,654,565
               1999                       1,086,752
               2000                         149,130
            Thereafter                      718,727
                                         ----------
                                         $6,925,105
                                         ==========

Management estimates that the fair value of long-term notes payable, based on borrowing rates currently available to the Company, approximates the carrying values at December 31, 1995.

7.  COMMITMENTS AND CONTINGENCIES:

OPERATING LEASES

The Company leases office space in the various cities where it conducts business. The rent expense for the three 12-month periods ending December 31, 1995, were $626,031, $83,238 and $48,388, respectively. Total rent expense for the six-month periods ending June 30, 1996 and 1995, were $350,577 and $54,351, respectively.

Future minimum rental payments are as follows:


                Year ending December 31,
                ------------------------
                        1996                   $  720,973
                        1997                      506,403
                        1998                      494,155
                        1999                      412,221
                        2000                      232,729
                                               ----------
                                               $2,366,481
                                               ==========

CONTINGENCY

The state of Washington Department of Labor and Industries has asserted that the Company has failed to pay a portion of overtime compensation for certain of its employees. The Company disputes the state's claim and management believes the Company has defenses to this assertion. Management believes it has adequately provided for the potential cost of ultimately settling this dispute.

The Company is a defendant in a lawsuit arising from normal business activities. Management has reviewed pending litigation with legal counsel and believes that the action is without merit and that the ultimate liability, if any, resulting from the lawsuit will not materially affect the Company's financial position or results of operations.

8.  CASH FLOW INFORMATION:

In 1994 the Company repurchased shares from a shareholder with cash of $771,000 and a note payable in the amount of $340,000, for a total of $1,111,000.

9.  EMPLOYEE BENEFIT PLANS:

QUALIFIED CASH OR DEFERRED COMPENSATION PLAN

The Company maintains a qualified cash or deferred compensation plan under section 401(k) of the Internal Revenue Code. Under the plan, employees may elect to defer up to 15% of their salary, subject to Internal Revenue Service limits. The plan allows for the Company to make discretionary contributions based on the participant's compensation. The Company made no discretionary contributions for the years ended December 31, 1995, 1994 and 1993.

FLEXIBLE BENEFIT PLAN

BEST provides a flexible benefit plan to its full-time salaried and hourly employees. Benefit choices include medical and dental insurance, supplemental life insurance and disability insurance. Effective January 1, 1996 the Company self-insures for medical and dental benefits.

10.  LIFE INSURANCE POLICIES:

The Company is the owner and beneficiary of key-man life insurance policies, carried on the lives of its officer-shareholders, bearing face value amounts totaling approximately $15,270,000. No loans are outstanding against the policies, but there is no restriction in the policy regarding loans.

The life insurance contracts are accompanied by mandatory stock purchase agreements for the amount of the proceeds of the life insurance. In the event of the insured's death, the insured's estate will be obligated to sell, and the Company will be obligated to purchase the insured's stock at the value of the stock established pursuant to the terms stated in the stock retirement agreement. The purpose of the insurance policy is to protect the Company against an abrupt change in ownership or management.

The Company is also the owner and beneficiary of a life insurance policy carried on the life of a former shareholder, bearing a face value of $2,000,000. The purpose of this contract is to protect the Company against undue cash requirements in the event of the death of the former shareholder. The proceeds of the policy would be applied to the unpaid balance of the noncompete agreement with the former shareholder.

11.  STOCKHOLDERS EQUITY:

STOCK PURCHASE AGREEMENT

All of the capital stock outstanding at the balance sheet date is subject to a contractual agreement, which imposes certain restrictions upon the transfer of the shares and which grants first right of repurchase to the Company. In certain instances, as defined in the agreement, a shareholder may dispose of his stock by offering it for sale to the Company and the other shareholders. The method for determining the purchase price is set forth in the agreement.

As part of the same agreement, upon the death of a shareholder, the Company or its shareholders will have the option to purchase the Company's common stock from the estate of the deceased shareholder under the same terms and price as for the disposition of stock.

The Company has purchased life insurance policies on the shareholders to fund the purchase.

STOCK OPTION PLAN

The Company has a nonqualified incentive stock option agreement dated May 1, 1994 with a key employee. Under the plan, the employee is eligible to acquire 2,065,875 of the outstanding shares of common stock. The current exercise price of all options granted is $1.73 per share. The exercise price is adjusted to the extent excess distributions, as defined in the agreement, are made to the shareholders. This option also includes a tax-offset cash bonus to the option holder, which is payable by December 31 of any calendar year in which the option holder receives option shares, upon the exercise of any part of this option. The options vest one-third each year beginning May 1, 1996 or upon a public offering of the Company's stock or other liquidating event.

The Company is accounting for this agreement as a variable stock option plan and accordingly recognizes compensation expense in each period based on the estimated fair market value of the Company's stock as of the date of the balance sheet, the resulting tax-offset bonus and the percentage of options that have vested. In the six-month period ended June 30, 1996 and the year ended December 31, 1995, the Company recorded compensation expense in the amount of $1,712,000 and $5,333,000 related to this option.

The Company has a nonqualified incentive stock option agreement with a minority shareholder-employee. Under the agreement, the employee is eligible to acquire 102,750 shares of common stock at an exercise price of $2.69 per share.

On June 18, 1996, the Company adopted the 1996 stock option plan (the Plan), which enables certain employees of the Company to acquire shares of the Company's common stock. The Plan Administrator determines the individuals to be granted options, the number of shares subject to each option, the exercise price and all other terms and conditions of the options, within certain parameters as defined in the Plan. As of June 18, 1996, the Company granted 55,000 options under the Plan at an exercise price equal to the then estimated fair market value of $4.43 per share.

12.  SUBSEQUENT EVENTS:

On June 11, 1996, the Company authorized 20,000,000 shares of no par value common stock, and changed all existing shares to no par value common stock.

On June 18, 1996, the Company authorized a stock split of 75 to 1. Each shareholder received 74 additional shares of the company's stock for each share they owned. The financial statements reflect this stock split for all periods presented.

The Company has entered into a letter of intent, whereby Personnel Group of America, Inc. will acquire the assets of the Company and assume certain liabilities. The letter of intent is subject to the execution of a definitive agreement.

                    PRODATA, INC.

                    FINANCIAL STATEMENTS
                    JULY 31, 1995, MARCH 31, 1995 AND 1994
                    TOGETHER WITH REPORT OF INDEPENDENT
                      PUBLIC ACCOUNTANTS

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS




To Personnel Group of America Inc.:

We have audited the accompanying balance sheet of Prodata, Inc. (an Idaho corporation) as of March 31, 1995, and the related statements of operations, stockholders' equity and cash flows for the years ended March 31, 1994 and 1995 and the four-month period ended July 31, 1995. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Prodata, Inc. as of March 31, 1995, and the results of its operations and its cash flows for the years ended March 31, 1994 and 1995, and the four-month period ended July 31, 1995, in conformity with generally accepted accounting principles.


                                             /s/  ARTHUR ANDERSEN LLP

Seattle, Washington,
  September 9, 1996.

                                 PRODATA, INC.

                        BALANCE SHEET -- MARCH 31, 1995

                                     ASSETS

CURRENT ASSETS:
  Cash                                                               $    3,412
  Accounts receivable                                                 3,463,855
  Prepaid expenses and other assets                                      96,810
                                                                     ----------
         Total current assets                                         3,564,077
                                                                     ----------
PROPERTY AND EQUIPMENT:
  Leasehold improvements                                                 14,502
  Computers                                                             514,466
  Furniture and equipment                                               249,255
                                                                     ----------
                                                                        778,223

  Less-accumulated depreciation and amortization                       (294,041)
                                                                     ----------
         Net property and equipment                                     484,182
                                                                     ----------
DEFERRED TAX ASSET                                                       60,180
                                                                     ----------
         Total assets                                                $4,108,439
                                                                     ==========


                      LIABILITIES AND STOCKHOLDERS' EQUITY


CURRENT LIABILITIES:
  Line-of-credit                                                     $  850,000
  Accounts payable                                                      254,461
  Deferred revenue                                                      212,789
  Accrued wages and leave                                             1,336,085
  Accrued payroll taxes                                                 198,365
  Income taxes payable                                                   31,206
  Other accrued liabilities                                              72,766
  Shareholder notes payable                                             150,000
  Current deferred taxes                                                 19,600
                                                                     ----------
         Total current liabilities                                    3,125,272
                                                                     ----------
STOCKHOLDERS' EQUITY:
  Common stock, $.50 par value; authorized 200,000 shares;
      issued and outstanding 87,770 shares                               43,885
  Additional paid-in capital                                            726,910
  Retained earnings                                                     389,667
  Treasury stock, 47,520 shares, at cost                               (177,295)
                                                                     ----------
         Total stockholders' equity                                     983,167
                                                                     ----------
         Total liabilities and stockholders' equity                  $4,108,439
                                                                     ==========

    The accompanying notes are an integral part of this financial statement.

                                 PRODATA, INC.


                            STATEMENTS OF OPERATIONS





                                         Twelve Months Ended       Four Months
                                              March 31,               Ended
                                      --------------------------    July 31,
                                         1994           1995          1995
                                      -----------   ------------   ----------
REVENUES                              $18,357,098    $23,237,859   $8,755,705

OPERATING EXPENSES:
  Direct cost of services              14,525,495     17,127,235    6,778,013
  General and administrative expenses   3,999,193      5,260,315    1,040,440
  Depreciation and amortization            48,428         70,160       47,536
                                      -----------    -----------   ----------
         Total operating expenses      18,573,116     22,457,710    7,865,989
                                      -----------    -----------   ----------
NONOPERATING EXPENSES:
  Interest expense                         33,948         20,698       34,816
  Loss on sale of assets                      619          1,931       27,333
                                      -----------    -----------   ----------
         Total nonoperating expenses       34,567         22,629       62,149
                                      -----------    -----------   ----------
  Earnings (loss) before income taxes    (250,585)       757,520      827,567
                                      -----------    -----------   ----------
INCOME TAX (EXPENSE) BENEFIT               39,446       (328,049)    (339,372)
                                      -----------    -----------   ----------
NET (LOSS) INCOME                     $  (211,139)   $   429,471   $  488,195
                                      ===========    ===========   ==========

   The accompanying notes are an integral part of these financial statements.

                                 PRODATA, INC.


                       STATEMENTS OF STOCKHOLDERS' EQUITY



                                                         Common Stock
                                                    ---------------------   Additional               Treasury
                                                    Number of      Par       Paid-in     Retained     Stock
                                                      Shares      Value      Capital     Earnings   (at Cost)      Total
                                                    ---------   ---------   ---------   ----------  ----------  ----------
BALANCE, March 31, 1993                               83,650      $41,825    $249,700   $ 246,991   $(161,425)  $  377,091

  Issuance of restricted common stock                    100           50           -           -           -           50

  Sale of unrestricted common stock                    3,200        1,600     424,000           -           -      425,600

  Dividends                                                -            -           -     (14,861)          -      (14,861)

  Net loss for the year                                    -            -           -    (211,139)          -     (211,139)
                                                      ------      -------    --------   ---------   ---------   ----------
BALANCE, March 31, 1994                               86,950       43,475     673,700      20,991    (161,425)     576,741
                                                      ------      -------    --------   ---------   ---------   ----------
  Issuance of restricted common stock                    420          210         210           -           -          420

  Sale of unrestricted common stock                      400          200      53,000           -           -       53,200

  Purchase of shares for Treasury                          -            -           -           -     (15,870)     (15,870)

  Dividends                                                -            -           -     (60,795)          -      (60,795)

  Net income for the year                                  -            -           -     429,471           -      429,471
                                                      ------      -------    --------   ---------   ---------   ----------
BALANCE, March 31, 1995                               87,770       43,885     726,910     389,667    (177,295)     983,167
                                                      ------      -------    --------   ---------   ---------   ----------
  Purchase of shares for Treasury                          -            -           -           -     (58,520)     (58,520)

  Net income for the four months ended July 31, 1995       -            -           -     488,195           -      488,195
                                                      ------      -------    --------   ---------   ---------   ----------
BALANCE, July 31, 1995                                87,770      $43,885    $726,910   $ 877,862   $(235,815)  $1,412,842
                                                      ======      =======    ========   =========   =========   ==========

   The accompanying notes are an integral part of these financial statements.

                                 PRODATA, INC.


                            STATEMENTS OF CASH FLOWS




                                               For Twelve Months Ended            For Four
                                                       March 31,                Months Ended
                                               -----------------------            July 31,
                                                  1994            1995              1995
                                               ----------      ----------       ------------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net (loss) income for the year                $ (211,139)    $  429,471       $  488,195
  Adjustments to reconcile net (loss)
    income to net cash (used in) provided
    by operating activities-
      Depreciation and amortization                 48,428         70,160           47,536
      Loss on sale of assets                           619          1,931           27,333
      Deferred income taxes                        (40,426)       (50,245)          69,252
      Increase in accounts receivable             (480,540)    (1,192,754)        (353,912)
      Decrease (increase) in prepaid
        expenses and other assets                       24        (25,605)          11,761
      (Decrease) increase in accounts payable       40,930        (21,154)          (3,427)
      Increase (decrease) in deferred
        revenues                                    53,800        158,989          (19,825)
      Increase (decrease) in accrued wages
        and leave                                  457,279        (89,288)         511,178
      Increase in accrued payroll taxes             68,086          8,193           55,973
      (Decrease) increase in income taxes
        payable                                       (483)        31,206          135,938
      Increase (decrease) in other accrued
        liabilities                                (23,051)        67,637          (35,307)
                                                ----------     ----------       ----------
        Net cash (used in) provided by
          operating activities                     (86,473)      (611,459)         934,695
                                                ----------     ----------       ----------

                                                     For Twelve Months             For Four
                                                      Ended March 31,            Months Ended
                                                -------------------------          July 31,
                                                    1994          1995               1995
                                                -----------    ----------        ------------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchase of Treasury stock                    $        -      $ (15,870)        $  (58,520)
  Proceeds from sale of stock                      425,650         53,620                  -
  Dividends                                        (14,861)       (60,795)                 -
  Purchase of equipment                            (81,472)      (403,848)          (162,497)
  Proceeds from sale of equipment                        -              -             60,355
                                                ----------      ---------       ------------
        Net cash (used in) provided by
          investing activities                     329,317       (426,893)          (160,662)
                                                ----------      ---------       ------------

CASH FLOWS FROM FINANCING ACTIVITIES:
  Repayment of-
    Short-term debt                               (115,000)             -         (5,175,000)
    Long-term debt                                 (81,973)       (74,157)          (150,000)
  Borrowing of-
    Short-term debt                                      -        850,000          4,550,000
    Long-term debt                                  70,000        150,000                  -
                                                ----------      ---------       ------------
        Net cash provided by (used in)
        financing activities                      (126,973)       925,843           (775,000)
                                                ----------      ---------       ------------
        Net (decrease) increase in cash            115,871       (112,509)              (967)

CASH, at beginning of year                              50        115,921              3,412
                                                ----------      ---------       ------------
CASH, at end of year                            $  115,921      $   3,412        $     2,445
                                                ==========      =========       ============
SUPPLEMENTAL SCHEDULE OF NONCASH FINANCING
  ACTIVITIES:
    Cash paid for interest                      $   35,191      $  21,068        $    31,822
                                                ==========      =========       ============
  Income taxes-
    Cash paid for taxes                         $    1,463      $ 341,789        $   134,438
                                                ==========      =========       ============



   The accompanying notes are an integral part of these financial statements.

                                 PRODATA, INC.


                         NOTES TO FINANCIAL STATEMENTS

                                 JULY 31, 1995




1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

OPERATIONS

Prodata, Inc. (the Company) provided information technology services to markets in Boise, Idaho; Salt Lake City, Utah; Portland, Oregon; Seattle, Washington; Sacramento, Santa Clara, and San Francisco, California; Reno, Nevada; and Phoenix, Arizona.

The Company was merged with an unrelated company, Business Enterprise Systems and Technology, Inc. (BEST Consulting), effective August 1, 1995. Pursuant to the plan, BEST Consulting purchased or exchanged all of the issued and outstanding stock of Prodata, Inc.

ACCOUNTS RECEIVABLE

In the opinion of management, at March 31, 1995, all accounts receivable are considered fully collectible. Therefore, no allowance for doubtful accounts has been provided for within these financial statements.

REVENUE RECOGNITION

Revenues from fixed-price contracts are recognized on the percentage of completion method, measured on the basis of incurred costs to estimated total costs (cost-to-cost method) since, in the opinion of management, this basis of measurement is most appropriate under the circumstances. Revenues from other contract programming and consulting engagements are recognized on the basis of hourly billing rates assigned to each staff member. A substantial majority of revenues are derived from the latter time and materials type contracts.

Contract costs include all direct labor and subcontractor costs, and those indirect costs related to contract performance, such as supplies, travel and subcontractor costs. Operating, general and administrative costs are charged to expense as incurred.

Changes in job performance, job conditions and estimated profitability, including those arising from contract penalty provisions, and final contract settlements may result in revisions to costs and income and are recognized in the period in which the revisions are determined.

Deferred revenue represents billings in excess of revenues earned.

PROPERTY AND EQUIPMENT

Property and equipment are carried at cost. Maintenance, repairs and renewals which neither materially add to the value of the property nor appreciably prolong its life are charged to expense as incurred. Gains or losses on disposition of property and equipment are included in income in the period in which they occur. Depreciation and amortization of property and equipment are provided on the straight-line method over the following estimated useful lives:


                      Leasehold improvements       3  years
                      Computers                  3-5  years
                      Furniture and equipment   5-10  years


INCOME TAXES

Income taxes are provided for the tax effects of transactions reported in the financial statements and consist of taxes currently due plus deferred taxes related primarily to temporary differences between the basis of certain assets and liabilities for financial and tax reporting. The deferred taxes represent the future tax return consequences of those differences, which will be taxable or deductible as applicable when the assets and liabilities are recovered or settled.

CASH EQUIVALENTS

For purposes of the statements of cash flows, the Company considers all highly liquid debt instruments purchased with a maturity of three months or less to be cash equivalents.

CONCENTRATIONS OF CREDIT RISK

The Company operates and grants credit to customers in Idaho, Utah, Oregon, Washington, California, Nevada and Arizona. Financial instruments that potentially subject the Company to credit risk include contracts and accounts receivable.

USE OF ESTIMATES

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results may differ from those estimates.

2.  NOTE PAYABLE - LINE-OF-CREDIT:

At March 31, 1995, the Company had an operating line with a lending institution for up to a maximum of $1,700,000, available on demand, collateralized by cash accounts with the lender, accounts receivable and equipment. Interest is at prime plus 1.50% (10.50% at March 31, 1995). There was an outstanding balance on this line of $850,000 at the balance sheet date.

3.  INCOME TAXES:

Income tax expense consists of the following:


                                         For Twelve Months        For Four
                                          Ended March 31,       Months Ended
                                        -------------------       July 31,
                                          1994        1995          1995
                                        --------     -------     ----------
     Currently payable:
       Federal                           $      -    $314,223     $223,481
       State                                  980      64,071       46,639
                                         --------    --------     --------
                                              980     378,294      270,120
     Deferred income tax
       (benefit) expense                  (40,426)    (50,245)      69,252
                                         --------    --------     --------
     Income tax (benefit) expense        $(39,446)   $328,049     $339,372
                                         ========    ========     ========

Deferred taxes result from temporary differences in accrued vacation, carryforward adjustments relating to changing from the cash to accrual method of accounting for tax purposes and those caused by utilizing the accelerated cost recovery method of depreciation for income tax purposes.

Differences between expected income tax expense (based on statutory rates) and actual income tax expense result principally from nondeductible meals and entertainment expenses.

4.  RETIREMENT PLAN:

Effective April 1, 1990, the Company established a defined contribution 401(k) pension and profit sharing plan for substantially all of the employees.
Company contributions to the plan are composed of a matching contribution equal to 25% of the first 6% of employee contributions and discretionary profit sharing contributions. Participants may make voluntary contributions to the plan up to 15% of their compensation (as defined).

Company matching contributions totaled $17,371 for the four-month period ended July 31, 1995, and $72,941 and $52,251 for the years ended March 31, 1995 and 1994, respectively. There were no discretionary profit sharing contributions made during these same periods.

5.  MAJOR CUSTOMERS:

For the four months ended July 31, 1995 and the year ended March 31, 1995, the Company had a major customer who comprised 14% and 16% of total revenues.

6.  OPERATING LEASE COMMITMENTS:

The Company leases office facilities at various locations in Idaho, Arizona, Oregon, Nevada, Washington, Utah and California.

Minimum rental commitments under all noncancelable lease agreements in effect at July 31, 1995, were:


                        Year ending July 31,
                                1996          $  311,858
                                1997             185,844
                                1998             179,058
                                1999             183,649
                                2000             178,187
                                              ----------
                                              $1,038,596
                                              ==========

Lease payments included in expense for the four months ended July 31, 1995, and the years ended March 31, 1995 and 1994, were $138,418, $351,017 and $277,467, respectively.